                                                           Exhibit No. EX-99.h.1

                            ADMINISTRATION AGREEMENT

     AGREEMENT  made as of August 12, 2005 by and between MGI FUNDS, a statutory trust  organized  under the laws of Delaware (the "Fund"),  and INVESTORS BANK &
TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS,  the Fund is a registered  investment company under the Investment
Company Act of 1940,  as amended  (the "1940 Act"),  consisting  of the separate series listed on Appendix A hereto (the "Series"); and

     WHEREAS,  the Fund,  acting on behalf of the Series,  desires to retain the
Bank to render  certain  administrative  services  to the Series and the Bank is willing to render such services.

     NOW, THEREFORE,  in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1.  Appointment.  The Fund hereby appoints the Bank to act as Administrator of the Series on the terms set forth in this  Agreement.  The Bank  accepts such appointment and agrees to render the services herein set forth for fees that may be agreed to from time to time in writing between the parties.

     2. Delivery of Documents.

     (a) The Fund has furnished,  or will promptly  furnish when available,  the
Bank with copies properly certified or authenticated of each of the following:

          (i)  Resolutions  of  the  Fund's  Board  of  Trustees  (the  "Board")
               authorizing  the  appointment  of the  Bank  to  provide  certain administrative services to the Fund and approving this Agreement;

          (ii) The Fund's Certificate of Trust, filed with the State of Delaware on March 11, 2005, and all amendments thereto;

          (iii) The Fund's by-laws and all amendments thereto (the "By-Laws");

          (iv) The Fund's  Agreement and Declaration of Trust and all amendments thereto (the "Declaration of Trust");

          (v)  The Fund's agreements with all service  providers,  which include
               any  investment  advisory  agreements,   sub-investment  advisory
               agreements,  custody  agreements,   distribution  agreements  and
               transfer agency agreements (collectively, the "Agreements");

          (vi) The Fund's most recent  Registration  Statement on Form N-1A (the
               "Registration  Statement")  under the  Securities Act of 1933 and under the 1940 Act, and all amendments thereto;

          (vii) The Fund's most recent  prospectuses and statement of additional information (the "Prospectus"); and

          (viii) Such other certificates,  documents or opinions as may mutually be deemed  necessary  or  appropriate  for the Bank in the proper performance of its duties hereunder.

     The Fund will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Fund will notify the Bank as soon as possible of any matter which may  materially  affect the  performance  by the
Bank of its services under this Agreement.

               (b)  (i) The Bank  has  furnished  the  Fund's  Chief  Compliance
                    Officer with  properly  certified  copies of all  compliance
                    policies  and   procedures  of  the  Bank  relating  to  its
                    administrative responsibilities, or a third-party report (as contemplated  by IC  Release  No.  26299),  which  have been prepared in  accordance  with Rule 38a-1 under the 1940 Act, in order to permit the Board to meet its  obligations  under
                    Rule 38a-1 under the 1940 Act; and

               (ii) The Bank will cooperate with the Fund in connection with the review by the Fund's Chief Compliance  Officer of the Bank's administrative operations in connection with the preparation of the yearly  written report to the Board  contemplated  by
                    Rule  38a-1(a)(4)(iii)  under  the 1940  Act.  The Bank will promptly  furnish the Fund's Chief  Compliance  Officer with
                    copies  of  all  amendments  to  the  foregoing   compliance
                    policies and procedures.

     3. Duties of Administrator. Subject to the supervision and direction of the
Board, the Bank, as Administrator,  will assist in conducting various aspects of the Fund's  administrative  operations  and  undertakes  to perform the services described  in  Appendix  B  hereto.  The Bank may,  from  time to time,  perform additional  duties and  functions,  which shall be set forth in an  amendment to such Appendix B executed by both parties.

     In  performing  all services  under this  Agreement,  the Bank shall act in conformity with the Fund's By-Laws and Declaration of Trust and the 1940 Act, as
the same may be amended from time to time, and all of the investment objectives, investment  policies  and other  practices  and policies set forth in the Fund's
Registration  Statement,  and any compliance policies and procedures of the Fund that are communicated to the Bank, as the same may be amended from time to time.
Notwithstanding  any item discussed herein,  the Bank has no discretion over the
Series'  assets or choice  of  investments  and  cannot be held  liable  for any problem relating to such investments.

     4. Duties of the Fund.

     (a)  The  Fund  is  solely  responsible  (through  its  transfer  agent  or otherwise)  for:  (i)  providing  timely  and  accurate  reports  ("Daily  Sales
Reports"),  which will  enable the Bank as  Administrator  to monitor  the total number of shares sold in each state on a daily basis;  and (ii)  identifying any exempt transactions ("Exempt  Transactions"),  which are to be excluded from the
Daily Sales Reports.

     (b) The Fund  agrees to make its legal  counsel  available  to the Bank for instruction  with  respect to any matter of law arising in  connection  with the
Bank's  duties  hereunder,  and the Fund  further  agrees that the Bank shall be entitled to rely on such instruction  without further  investigation on the part of the Bank.

     5. Fees and Expenses.

     (a) For the services  rendered by the Bank hereunder,  each Series will pay to the Bank such fees at such rate as shall be  agreed  upon in  writing  by the parties from time to time. The applicable  Series will also pay or reimburse the
Bank from time to time for any transfer  taxes payable upon any  transfers  made hereunder, and for all necessary proper disbursements, expenses and charges made or incurred by the Bank in the  performance  of this  Agreement  (including  any duties listed on any Schedule hereto,  if any) including any indemnities for any loss,  liabilities or expense to the Bank as provided herein.  In the event that the  Fund  terminates  this  Agreement,  the  Bank  will  also  be  entitled  to reimbursement  by the Fund for all reasonable  expenses  incurred in conjunction with  termination  of this Agreement and any conversion or transfer work done in connection therewith.

     (b) Fees and  expenses  will be  calculated  monthly  with  respect to each
Series.  The Fund will have sixty  (60) days after the  receipt of an invoice to dispute  any  charge  that  appears on such  invoice.  After such sixty (60) day period,  unless the Fund has disputed the invoice, the invoice will be deemed to be complete and accurate and may no longer be disputed.

     (c) The Bank shall not be  required  to pay any  expenses  incurred  by the
Series.

     (d) In the case of the following  transactions,  not in the ordinary course of business,  namely,  (i) the merger of a Series into or the consolidation of a
Series with another  investment  company or series  thereof;  (ii) the sale by a
Series of all,  or  substantially  all,  of the  assets of the Series to another investment company or series thereof; or (iii) the liquidation or dissolution of a Series and  distribution of the assets of the Series,  upon the payment of the fees,  disbursements  and  expenses of the Bank owed by such Series  through the then  remaining  term of this  Agreement,  the Bank will  complete  all  actions reasonably necessary to implement such merger,  consolidation,  or sale upon the order of the  Fund  set  forth in an  Officers'  Certificate,  accompanied  by a certified  copy of a resolution  of the Board  authorizing  any of the foregoing transactions.  Upon completion of such actions and the payment of all such fees, disbursements and expenses of the Bank by the applicable Series,  this Agreement will terminate as to such Series and the Bank shall be released from any and all obligations hereunder as they relate to such Series.

     6. Limitation of Liability.

     (a) The Bank,  its directors,  officers,  employees and agents shall not be liable for any error of judgment  or mistake of law or for any loss  suffered by the Series in connection  with the  performance  of the Bank's  obligations  and duties under this Agreement,  except a loss resulting from willful  misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of the Bank's reckless disregard  thereof.  The Series will indemnify the
Bank,  its directors,  officers,  employees and agents against and hold the Bank and them  harmless  from any and all losses,  claims,  damages,  liabilities  or expenses  (including  reasonable  legal fees and  expenses)  resulting  from any claim,  demand,  action or suit:  (i) arising out of the actions or omissions of the Fund,  including,  but not limited to,  inaccurate  Daily Sales  Reports and misidentification of Exempt Transactions;  (ii) arising out of the offer or sale of any  securities of the Series in violation of (x) any  requirement  under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state,  or (z) any stop order or other  determination or ruling by any federal or state  agency  with  respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance,  bad faith or negligence of the Bank in the  performance of such  obligations and duties or by reason of its reckless disregard thereof.

     (b) Notwithstanding anything in this Agreement to the contrary, in no event shall the  Series,  the Fund or any of their  officers,  trustees  or  employees
(collectively,  the  "Fund  Indemnified  Parties")  be liable to the Bank or any third party, and the Bank shall indemnify and hold the Series,  the Fund and the
Fund  Indemnified  Parties  harmless  from and  against  any Claim to the extent arising  as a  result  of the  negligence,  willful  misfeasance,  bad  faith or reckless  disregard  of duties of the Bank or any Bank  Indemnified  Party under this Agreement.

     (c) The Bank may  apply  to the Fund at any time for  instructions  and may consult  counsel for the Fund, or the Bank's own counsel,  and with  accountants and other  experts with  respect to any matter  arising in  connection  with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance  with such  instructions,  or with the opinion of such counsel,  accountants, or other experts. The Bank shall not be liable for any act or omission  taken or not taken in  reliance  upon any document,  certificate or instrument which it reasonably  believes to be genuine and to be signed or  presented by the proper  person or persons.  The Bank shall not be  held  to  have  notice  of any  change  of  authority  of any  officers, employees,  or agents of the Fund until  receipt of written  notice  thereof has been received by the Bank from the Fund.

     (d)  In the  event  the  Bank  is  unable  to  perform,  or is  delayed  in performing, its obligations under the terms of this Agreement because of acts of
God, strikes,  legal constraint,  government actions, war, emergency conditions, interruption of electrical power or other  utilities,  equipment or transmission failure or damage  reasonably  beyond its control,  or other  causes  reasonably beyond its  control,  the Bank  shall not be liable to the Fund for any  damages resulting from such failure to perform, delay in performance,  or otherwise from such causes.

     (e) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank,  the Fund or the Series be liable  for  special,  incidental  or consequential damages, even if advised of the possibility of such damages.

     7. Series.  The Bank acknowledges  that each Series is separately,  and not jointly and severally,  liable for its obligations hereunder,  and that the Bank shall look  solely to the  accounts  of such  Series for  payment.  No  officer, trustee,  shareholder  or agent  of the  Fund,  nor any  investment  advisor  or sub-advisor of any Series,  nor any of their officers,  directors,  employees or agents, shall be personally liable for any obligations of any Series.

     8. Termination of Agreement.

     (a) The initial term of this Agreement shall be three years commencing upon the date hereof (the  "Initial  Term"),  unless  earlier  terminated as provided herein.  Upon the  expiration  of the  Initial  Term and every  subsequent  term
("Renewal Term"), the term of this Agreement shall  automatically  extend for an additional  year,  unless  written notice of  non-extension  is delivered by the non-extending  party to the other  party no later than six  months  prior to the expiration of that year.  Notwithstanding the foregoing,  if, at the end of each of the first two years of the Initial  Term,  the total net assets of the Series serviced hereunder do not exceed $1 billion,  the Initial Term shall be extended by an additional year.

     Either party hereto may terminate this Agreement prior to the expiration of the Initial Term or any Renewal  Term in the event the other party  violates any material  provision of this  Agreement,  provided that the  non-violating  party gives written notice of such violation to the violating party, and the violating party  does not cure such  violation  within  sixty (60) days of receipt of such notice.

     (b) At any time after the termination of this Agreement, the Fund may, upon written request,  have reasonable  access to the records of the Bank relating to its performance of its duties as Administrator.

     9. Miscellaneous.

     (a) Any notice or other instrument authorized or required by this Agreement to be  given  in  writing  to the  Fund  or any  Series  or the  Bank  shall  be sufficiently  given if  addressed to that party and received by it at its office set forth below or at such other place as it may from time to time  designate in writing.

      To the Fund or any Series:

      MGI Funds
      Investors Way
      Norwood, MA  02062
      Attention:  Chief Operating Officer

      With a copy to:

      Chief Counsel
      Mercer Global Investments, Inc.
      1166 Avenue of the Americas
      New York, New York  10036

      To the Bank:

      Investors Bank & Trust Company
      200 Clarendon Street, P.O. Box 9130
      Boston, MA  02117-9130
      Attention: Steve Peacock, Director, Client Management
      With a copy to:  John E. Henry, General Counsel

     (b) This  Agreement  shall  extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this
Agreement  shall not be  assignable  without  the  written  consent of the other party.

     (c) This  Agreement  shall be construed in accordance  with the laws of the
Commonwealth  of   Massachusetts,   without  regard  to  its  conflict  of  laws
provisions.

     (d) This Agreement may be executed in any number of  counterparts,  each of which shall be deemed to be an original and which  collectively  shall be deemed to constitute only one instrument.

     (e)  The  captions  of this  Agreement  are  included  for  convenience  of reference only and in no way define or delimit any of the  provisions  hereof or otherwise affect their construction or effect.

     10.  Confidentiality.   Both  parties  hereto  agree  that  any  non-public
information  obtained  hereunder  concerning the other party is confidential and may not be disclosed  without the consent of the other  party,  except as may be required  by  applicable  law or at the  request  of a  governmental  agency  or self-regulatory  organization.  In the case of portfolio holdings information of the Series, the Bank acknowledges that such information is confidential, and the
Bank  represents  that  it has  implemented  internal  policies  to  ensure  the confidential  treatment of the Series' portfolio holdings information (including appropriate commercially reasonable, related limitations on trading on the basis of such information by the Bank's  employees).  The parties further agree that a
breach  of  this  provision  would  irreparably   damage  the  other  party  and
accordingly  agree  that  each of them is  entitled,  in  addition  to all other remedies at law or in equity,  to an injunction or  injunctions  without bond or other security to prevent breaches of this provision.

     In  addition,  the  parties  further  agree  that  any  Nonpublic  Personal
Information,  as defined under Section  248.3(t) of Regulation S-P  ("Regulation
S-P"),  promulgated under the Gramm-Leach-Bliley Act (the "Act"), disclosed by a party  hereunder is for the specific  purpose of  permitting  the other party to perform the services set forth in this  Agreement.  Each party agrees that, with respect to such information,  it will comply with Regulation S-P and the Act and that it will  not  disclose  any  Nonpublic  Personal  Information  received  in connection with this Agreement, to any other party, except as necessary to carry out the  services  set forth in this  Agreement  or as  otherwise  permitted  by
Regulation S-P or the Act.

     The parties  acknowledge that there will be instances where each party will have in its possession  Nonpublic Personal  Information  obtained outside of the relationship  contemplated  under  this  Agreement  that is the  same  Nonpublic
Personal  Information  that is  obtained  pursuant to this  Agreement,  and that disclosure  of such  Nonpublic  Personal  Information  to any affiliate or third party will be subject to the privacy policies  referenced in the privacy notices provided  to such  consumers  and  customers  by the  respective  party  to this
Agreement.

     11. Use of Names.

     (a) The  Fund  shall  not use the  specific  name of the Bank or any of the
Bank's known  affiliates in any prospectus,  sales  literature or other material relating  to the Fund in a manner  not  approved  by the Bank  prior  thereto in writing; provided,  however, that the approval of the Bank shall not be required for any use of the Bank's name or its  affiliates'  names which merely refers in accurate  and factual  terms to the Bank's  appointment  hereunder,  or which is required  by the  Securities  and  Exchange  Commission  (the "SEC") or which is required by any state securities authority or any other appropriate  regulatory, governmental or judicial  authority;  provided  further,  that in no event shall such approval by the Bank be unreasonably withheld or delayed.

     (b) The Bank  shall  not use the  specific  names of the Fund,  the  Fund's series or any of the Fund's known  affiliates  in any  materials in a manner not approved  by the Fund  prior  thereto in  writing;  provided  however,  that the approval of the Fund shall not be required for any use of the names of the Fund, the Fund's  series or the Fund's  affiliates  that merely refers in accurate and factual terms to the Fund having appointed the Bank as the Fund's  administrator hereunder  or that is  otherwise  required  by the SEC or any  state  securities
authority  or  any  other  appropriate  regulatory,   governmental  or  judicial
authority; provided further, that in no event shall such approval by the Fund be unreasonably withheld or delayed.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS  WHEREOF,  the parties hereto have caused this  instrument to be duly  executed and  delivered by their duly  authorized  officers as of the date first written above.

                     MGI FUNDS

                     By:   /s/ David M. Goldenberg
                     Name:  David M. Goldenberg
                     Title: Vice President and Secretary

                     INVESTORS BANK & TRUST COMPANY

                     By:   /s/ Andrew M. Nesvet
                     Name:  Andrew M. Nesvet
                     Title: Managing Director

                                   Appendices

              Appendix A....................................Series

              Appendix B..................................Services

                                                                      Appendix A
                                                            Amended May 25, 2006

                               Series of the Trust

                       MGI US Large Cap Growth Equity Fund
                       MGI US Large Cap Value Equity Fund
                     MGI US Small/Mid Cap Growth Equity Fund
                     MGI US Small/Mid Cap Value Equity Fund
                           MGI Non-US Core Equity Fund
                        MGI High Yield Fixed Income Fund
                    MGI Core Opportunistic Fixed Income Fund
                     MGI US Short Maturity Fixed Income Fund

                                      A-1

                                                                      Appendix B

                             Investors Bank & Trust
                       Summary of Administration Functions
                            Mercer Global Investments

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                              Investors Bank &     Mercer Global          Suggested Fund Auditor or
Function                      Trust                Investments            Counsel
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MANAGEMENT
REPORTING
& TREASURY
ADMINISTRATION
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Monitor portfolio             Perform tests of     Monitor portfolio      A/C - Provide
compliance in accordance      certain specific     activity and Fund      consultation as needed on
with the current Prospectus   portfolio activity   operations in          compliance issues.
and SAI.                      designed from        conjunction with
                              provisions of the    1940 Act,
                              Fund's Prospectus    Prospectus, SAI and
                              and SAI.             any other applicable
                              Follow-up on         laws and regulations
Frequency:  Daily             potential            (as well as
                              violations.          manager-specific
                                                   restrictions).
                                                   Monitor testing
                                                   results and approve
                                                   resolution of
                                                   compliance issues.
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Provide compliance summary    Provide a report     Review report.         A/C - Provide
package.                      of compliance                               consultation as needed.
                              testing results.
Frequency:  Monthly
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Perform asset                 Perform asset        Monitor portfolio      A - Provide consultation
diversification testing to    diversification      activity in            as needed in establishing
establish qualification as    tests at each tax    conjunction with IRS   positions to be taken in
a RIC.                        quarter end.         requirements.          tax treatment of
                              Follow-up on         Review test results    particular issues. Review
                              issues.              and take any           quarter end tests on a
                                                   necessary action.      current basis.
Frequency:  Quarterly                              Approve tax
                                                   positions taken.
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                                (a) Confidential

                                      B-1

MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
(CONT.)
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Coordinate Manager            Send a               Review report.
Questionnaire Process.        questionnaire to
                              each Manager
                              outlining
                              information the
                              managers need to
Frequency:  Quarterly         report to Mercer.
                              (I.e. soft dollar
                              arrangements, any
                              known compliance
                              breaches, etc).
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Report Non-Financial          Report other         Review report.
Information                   non-financial data
                              to Mercer. (I.e.
                              Broker
                              commissions, Top
                              10 Holdings, etc).
Frequency:  Quarterly
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Perform qualifying income     Perform qualifying   Monitor portfolio      A- Consult as needed on
testing to establish          income testing (on   activity in            tax accounting positions
qualification as a RIC.       book basis income,   conjunction with IRS   to be taken.  Review in
                              unless material      requirements.          conjunction with year-end
                              differences are      Review test results    audit.
                              anticipated) on      and take any
                              quarterly basis      necessary action.
Frequency:  Quarterly         and as may           Approve tax
                              otherwise be         positions taken.
                              necessary.
                              Follow-up on
                              issues.
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                                (a) Confidential

                                      B-2

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Prepare the Fund's annual     Prepare              Provide asset level
expense budget.  Establish    preliminary          projections.
daily accruals.               expense budget.      Approve expense
                              Notify fund          budget.
Frequency:  Annually          accounting of new
                              accrual rates.
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MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
(CONT.)
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Monitor the Fund's expense    Monitor actual       Provide asset level    C/A - Provide
budget.                       expenses updating    projections            consultation as
                              budgets/ expense     quarterly.  Provide    requested.
                              accruals.            vendor information
                                                   as necessary.
                                                   Review expense
                                                   analysis and approve
                                                   budget revisions.

Frequency:  Quarterly
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Receive and coordinate        Propose              Approve invoices and
payment of fund expenses.     allocations of       allocations of
                              invoice among        payments.  Send
                              Funds and obtain     invoices to IBT in a
Frequency:  As often as       authorized           timely manner.
necessary                     approval to
                              process payment.
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                                (a) Confidential

                                      B-3

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Prepare financial             Prepare selected     Review financial
information for               portfolio and        information.
presentation to Fund          financial
Management and Board of       information for
Directors.                    inclusion in board
                              material.

Frequency:  Quarterly
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MANAGEMENT REPORTING
& TREASURY ADMINISTRATION
(CONT.)
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Review the Fund's             Calculate amounts    Establish and          C -  Review dividend
multi-class dividend          available for        maintain dividend      resolutions in
calculation procedures.       distribution.        and distribution       conjunction with Board
Calculate periodic dividend   Coordinate review    policies.  Approve     approval.
rates to be declared in       by management        distribution rates
accordance with management    and/or auditors.     per share and          A - Review and concur
guidelines.                   Notify custody and   aggregate amounts.     with proposed
                              transfer agent of    Obtain Board           distributions.
                              authorized           approval when
                              dividend rates in    required.
                              accordance with
                              Board approved
Frequency:  According to      policy.  Report
dividend policy               dividends to Board
                              as required.
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                                (a) Confidential

                                       B-4

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Calculate Fund-level total    Provide Fund-level   Review total return
return (non-tax basis)        total return         information.
information on Funds as       calculations.
defined in the current
Prospectus and SAI.

Frequency:   Daily
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Calculate tax-based           Provide Fund-level   Review total return
Fund-level total return       total return         information.
information.                  calculations.

Frequency:  Annually
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Prepare disinterested         Summarize amounts    Provide social
director/trustee Form         paid to              security numbers and
1099-Misc.                    directors/trustees   current mailing
                              during the           address for
                              calendar year.       trustees.  Review
Frequency:  Annually          Prepare and mail     and approve
                              Form 1099-Misc.      information provided
                                                   for Form 1099-Misc.
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FUND ACCOUNTING
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Prepare responses to major    Prepare,             Identify the
industry questionnaires.      coordinate as        services to which
                              necessary, and       the Funds report.
Frequency:  As often as       submit responses     Provide information
necessary                     to the appropriate   as requested.
                              agency.
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FINANCIAL REPORTING
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                                (a) Confidential

                                      B-5

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Coordinate the annual audit   Coordinate the       Provide past           A - Perform audit and
and semi-annual preparation   creation of          financial statements   issue opinion on annual
and printing of financial     templates            and other              financial statements.
statements and notes with     reflecting           information required
management, fund accounting   client-selected      to create templates,   A/C - Review reports.
and the fund auditors.        standardized         including report
Coordinate the preparation    appearance and       style and graphics.
of the quarterly schedule     text of financial    Approve format and
of investments (N-Qs) with    statements and       text as standard.
fund management and fund      footnotes.  Draft    Approve production
accounting.                   and manage           cycle and assist in
                              production cycle.    managing to the
                              Coordinate with      cycle. Coordinate
                              IBT fund             review and approval
                              accounting the       by portfolio
                              electronic receipt   managers of
                              of portfolio and     portfolio listings
                              general ledger       to be included in
                              information.         financial
                              Assist in            statements.  Prepare
                              resolution of        appropriate
                              accounting           management letter
Frequency:  Quarterly         issues.  Using       and coordinate
                              templates, draft     production of
                              semi annual and      Management
                              annual financial     Discussion and
                              statements and       Analysis.  Review
                              N-Qs, coordinate     and approve entire
                              auditor and          report.  Make
                              management review,   appropriate
                              and clear            representations in
                              comments.            conjunction with
                              Coordinate           audit.
                              printing of
                              reports,if
                              applicable and
                              EDGAR conversion
                              of N-CSR and N-Q
                              with outside
                              printer and filing
                              with the SEC.

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BLUE SKY

                                (a) Confidential

                                      B-6

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Maintain effective Blue Sky   Maintain records     Identify states in     C -  Provide consultation
notification filings for      of fund sales for    which filings are to   as needed on Blue Sky
states in which Fund          client designated    be made.               issues.
Management intends to         states via ABD
solicit sales of fund         BlueWin compliance   Identify exempt        C - Provide consultation
shares.                       system.  File        transactions to        on product and
                              annual               transfer agent for     institutional exemptions.
                              notification         appropriate
                              renewal documents    exclusion from blue
                              and annual sales     sky reporting.
                              reports.
Frequency:  On-going          File amendments to   Assure cooperation
                              increase dollar      from Funds' Transfer
                              amounts authorized   Agent in arranging
                              for sales by         for communication of
                              funds, based upon    required electronic
                              client instruction.  information.

                              File notifications
                              to states for new
                              funds and/or
                              classes, mergers
                              and liquidations.
                              Provide periodic
                              reports on state
                              authorization
                              amounts and sales
                              amounts.
                              Determine state
                              filing
                              requirements by
                              using CCH Blue Sky
                              Law Reporter, ICI
                              memoranda and
                              state securities
                              commission
                              directives (both
                              written and
                              oral).

                              Arrange for
                              electronic
                              communication from
                              Funds' Transfer
                              Agent sufficient
                              to allow for
                              necessary Blue Sky
                              filings.
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File amendments to            File updated         Inform IBT of          C - Provide consultation
registration statement with   registration         filings prior to SEC   as needed on Blue Sky
the applicable state          statements,          filing.                filing issues.
securities commissions in     prospectuses,
coordination with SEC         SAIs, supplements
filing.                       thereto, and
                              annual reports to
Frequency:  On-going          shareholders upon
                              approval/authorization
                              by client.
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                                (a) Confidential

                                      B-7

TAX
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Prepare income tax            Calculate            Provide transaction    A - Provide consultation
provisions.                   investment company   information as         as needed in establishing
                              taxable income,      requested.  Identify   positions to be taken in
                              net tax exempt       Passive Foreign        tax treatment of
                              interest, net        Investment Companies   particular issues.
                              capital gain and     (PFICs).  Approve      Perform review in
Frequency:  Annually          spillback dividend   tax accounting         conjunction with the
                              requirements.        positions to be        year-end audit.
                              Identify book-tax    taken.  Approve
                              accounting           provisions.
                              differences.
                              Track required
                              information
                              relating to
                              accounting
                              differences.
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                                (a) Confidential

                                      B-8

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Calculate excise tax          Calculate required   Provide transaction    A - Provide consultation
distributions.                distributions to     information as         as needed in establishing
                              avoid imposition     requested.  Identify   positions to be taken in
                              of excise tax.       Passive Foreign        tax treatment of
                                  - Calculate      Investment Companies   particular issues.
                                   capital gain    (PFICs).  Approve      Review and concur with
                                   net  income     tax accounting         proposed distributions
                                   and foreign     positions to be        per share.
                                   currency        taken.  Review and
                                   gain/loss       approve all income
                                   through         and distribution
                                   October 31.     calculations,
                                  - Calculate      including projected
                                   ordinary        income and dividend
                                   income and      shares.  Approve
                                   distributions   distribution rates
                                   through a       per share and
                                   specified cut   aggregate amounts.
Frequency:  Annually               off date .      Obtain Board
                                  - Project        approval when
                                   ordinary        required.
                                   income
                                   from cut off
                                   date to
                                   December 31.
                                  - Ascertain
                                   dividend
                                   shares.
                               Identify book-tax
                               accounting
                               differences.
                               Track required
                               information
                               relating to
                               accounting
                               differences.
                               Coordinate review
                               by management and
                               fund auditors.
                               Notify custody
                               and transfer
                               agent of
                               authorized
                               dividend rates in
                               accordance with
                               Board approved
                               policy.  Report
                               dividends to
                               Board as required.
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Prepare tax returns.          Prepare excise and   Review and sign tax    A - Review and sign tax
                              RIC tax returns.     return.                return as preparer.

Frequency:  Annually
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Prepare Form 1099             Obtain yearly        Review and approve
                              distribution         information provided
                              information.         for Form 1099.
Frequency:  Annually          Calculate 1099
                              reclasses and
                              coordinate with
                              transfer agent.
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                                (a) Confidential

                                      B-9

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Prepare other year-end        Obtain yearly        Review and approve
tax-related disclosures.      income               information provided.
                              distribution
                              information.
                              Calculate
                              disclosures
Frequency:  Annually          (i.e., dividend
                              received
                              deductions,
                              foreign tax
                              credits,
                              tax-exempt
                              inc, income by
                              jurisdiction) and
                              coordinate with
                              transfer agent.
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Review and Approval
The  attached  Summary  of  Administration   Functions  has  been  reviewed  and
represents the services currently being provided.

/s/ Andrew M. Nesvet            August 12, 2005_____________
Signature of Account Manager/Date

/s/ David M. Goldenberg         August 12, 2005 ___________
Signature of Authorized Client Representative/ Date